                                                                    EXHIBIT 11.1

                                CYBERCASH, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS

                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                      --------------------------
                                                                          1995          1996
                                                                      ------------  ------------
Net loss per share:
Weighted average number of common shares outstanding................     1,450,000     6,443,475
Shares of Series B Preferred Stock and warrants issued during the twelve month period prior to the initial filing of the
  Registration Statement (using the treasury stock method)..........     1,679,581            --
Shares of Common Stock issued during the twelve month period prior to the initial filing of the Registration Statement (using the
  treasury stock method)............................................       111,838            --
Common equivalent shares from options issued during the twelve month period prior to the initial filing of the Registration Statement
  (using the treasury stock method).................................       760,655            --
                                                                      ------------  ------------
          Total.....................................................     4,002,074     6,443,475
                                                                      ------------  ------------
Loss for the period.................................................  $(1,789,837)  $(4,614,869)
                                                                      ------------  ------------
Net loss per share..................................................       $(0.45)       $(0.72)
                                                                        ==========    ==========

                                       13